Exhibit 3.2

BYLAWS

OF

SUPERCLICK, INC.

ARTICLE I

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held during the month of September of each year on the date and at the time each year as determined by the Board of Directors (the “Board”). The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

Section 2. Special Meetings. Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held whenever called by any officer or by the Board or one (1) or more shareholders who hold at least ten percent (10%) of all shares entitled to vote on any issue proposed to be considered at the meeting.

Section 3. Place of Meetings. Meetings of shareholders shall be held at such place within or without the State of Washington as determined by the Board, pursuant to proper notice.

Section 4. Notice. Notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by this Corporation not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders (regardless of whether or not such shareholders are entitled to vote), which notice may be given in any manner and by any means permitted under Title 23B of the Revised Code of Washington (the “Washington Business Corporation Act”).

Section 5. Waiver of Notice. A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or any of the corporate laws of the State of Washington, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three (3) methods: (a) by transmission of a record in a form permitted by the Washington Business Corporation Act; (b) by attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) by failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

Section 6. Quorum of Shareholders. At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a different vote is required.

Section 7. Proxies. Shareholders of record may vote at any meeting either in person or by proxy executed in any manner permitted under the Washington Business Corporation Act. A proxy is effective when received by the person authorized to tabulate votes for this Corporation. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy.

Section 8. Voting. Subject to the provisions of the laws of the State of Washington, and unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders’ meeting.

Section 9. Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Washington, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

ARTICLE II

Board of Directors

Section 1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board, except as otherwise provided by its Articles of Incorporation.

Section 2. Number and Qualifications. The business affairs and property of this Corporation shall be managed by a Board of not less than one (1) nor more than three (3) directors. The number of directors may at any time be increased or decreased by the shareholders or by the Board at any regular or special meeting. Directors need not be shareholders of this Corporation or residents of the State of Washington, but must have reached the age of majority.

Section 3. Election—Term of Office. The terms of the initial directors expire at the first shareholders’ meeting at which directors are elected. The directors shall be elected by the shareholders at each annual shareholders’ meeting to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Section 4. Regular Meetings. Regular meetings of the Board shall be held at such places, and at such times as the Board by vote may determine, and, if so determined, no notice thereof need be given.

Section 5. Special Meetings. Special meetings of the Board may be held at any time or place whenever called by any officer or one (1) or more directors, notice thereof being given to each director by the officer calling or by the officer directed to call the meeting.

Section 6. Notice. No notice is required for regular meetings of the Board. Notice of special meetings of the Board, stating the date, time, and place thereof, shall be given at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice.

Section 7. Waiver of Notice. A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be delivered to this Corporation for inclusion in its corporate records in any manner and by any means permitted under the Washington Business Corporation Act. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

Section 8. Quorum of Directors. A majority of the members of the Board shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

Section 9. Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 10. Resignation and Removal. Any director of this Corporation may resign at any time by giving notice to the Board, its Chair, the President, or Secretary of this Corporation in any manner and by any means permitted under the Washington Business Corporation Act. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date. The shareholders, at a special meeting called expressly for that purpose, may remove from office with or without cause one or more directors and elect their successors. A director may be removed only if the number of votes cast for removal exceeds the number of votes cast against removal.

Section 11. Vacancies. Unless otherwise provided by law, in case of any vacancy in the Board, including a vacancy resulting from an increase in the number of directors, the remaining directors, whether constituting a quorum or not, or the shareholders, may fill the vacancy.

Section 12. Compensation. By resolution of the Board, each director may be paid expenses, if any, of attendance at each meeting of the Board, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board, or both. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

Section 13. Presumption of Assent. A director of this Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

a. The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;

b. The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

c. The director shall file written dissent or abstention with the presiding officer of the meeting before its adjournment or to this Corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 14. Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee and one (1) or more other committees, each of which:

a. Must have two (2) or more members;

b. Must be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the Board; and

c. To the extent provided in such resolution, shall have and may exercise all the authority of the Board, except no such committee shall have the authority to:

(1) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

(2) Approve or propose to shareholders action which the Washington Business Corporation Act requires to be approved by shareholders;

(3) Fill vacancies on the Board or on any of its committees;

(4) Amend the Articles of Incorporation;

(5) Adopt, amend, or repeal the Bylaws;

(6) Approve a plan of merger not requiring shareholder approval; or

(7) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of this Corporation, to do so within limits specifically prescribed by the Board.

ARTICLE III

Special Measures Applying to Both

Shareholders’ Meetings and Directors’ Meetings

Section 1. Action by Consent. Any action required or permitted to be taken at a meeting of the shareholders or the Board may be accomplished without a meeting if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, or all the members of the Board, as the case may be. The action must be evidenced by one (1) or more consents, communicated by any means permitted by the Washington Business Corporation Act, describing the action to be taken, signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, or by all directors, as the case may be, and delivered to this Corporation for inclusion in the minutes in any manner and by any means permitted under the Washington Business Corporation Act. Directors’ consents may be provided either before or after the action taken.

Action taken by unanimous consent of the directors is effective when the last director provides consent, unless the consent specifies a later effective date. Action taken by majority consent of the shareholders is effective when the requisite consents have been received by the Corporation and notice has been given, to the extent required by this Corporation’s Articles of Incorporation, to any nonconsenting shareholders, unless the consent specifies a later effective date.

If the corporate laws of the State of Washington require that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by majority consent of the voting shareholders, this Corporation must give its nonvoting shareholders notice, communicated by any means permitted by the Washington Business Corporation Act, of the proposed action before the action is effective. The notice must contain or be accompanied by the same material that would have been required to be sent to the nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to a vote of the shareholders.

Section 2. Conference Telephone. Meetings of the shareholders and Board may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

Section 3. Notice. Notice may be communicated by any means permitted by the Washington Business Corporation Act, and is effective when specified in the Washington Business Corporation Act.

ARTICLE IV

Officers

Section 1. Positions. The officers of this Corporation may be a President, one or more Vice Presidents, a Secretary, and a Treasurer, as appointed by the Board. Such other officers and assistant officers as may be necessary may be appointed by the Board or by a duly appointed officer to whom such authority has been delegated by Board resolution. No officer need be a shareholder or a director of this Corporation. Any two or more offices may be held by the same person.

The Board in its discretion may elect a Chair from amongst its members to serve as Chair of the Board, who, when present shall preside at all meetings of the Board, and who shall have such other powers as the Board may determine.

Section 2. Appointment and Term of Office. The officers of this Corporation shall be appointed annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

Section 3. Powers and Duties. If the Board appoints persons to fill the following officer positions, such officer shall have the powers and duties set forth below:

a. President. The President shall be the chief executive officer of this Corporation and, subject to the direction and control of the Board, shall have general supervision of the business of this Corporation. Unless a Chair of the Board has been elected and is present, the President shall preside at meetings of the Board.

The President, or any Vice President or such other person(s) as are specifically authorized by vote of the Board, shall sign all bonds, deeds, mortgages, and any other agreements, and such signature(s) shall be sufficient to bind this Corporation. The President shall perform such other duties as the Board shall designate.

b. Vice President. During the absence or disability of the President, the Vice President (or in the event that there be more than one (1) Vice President, the Vice Presidents in the order designated by the Board) shall exercise all functions of the President, except as limited by resolution of the Board. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time to such Vice President by the President or by the Board.

c. Secretary. The Secretary shall:

(1) Prepare minutes of the directors’ and shareholders’ meetings and keep them in one (1) or more books provided for that purpose;

(2) Authenticate records of this Corporation;

(3) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(4) Be custodian of the corporate records and of the seal of this Corporation (if any), and affix the seal of this Corporation to all documents as may be required;

(5) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(6) Sign with the President, or a Vice President, certificates for shares of this Corporation, the issuance of which shall have been authorized by resolution of the Board;

(7) Have general charge of the stock transfer books of this Corporation; and

(8) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board. In the Secretary’s absence, an Assistant Secretary shall perform the Secretary’s duties.

d. Treasurer. The Treasurer shall have the care and custody of the money, funds, and securities of this Corporation, shall account for the same, and shall have and exercise, under the supervision of the Board, all the powers and duties commonly incident to this office.

Section 4. Salaries and Contract Rights. The salaries, if any, of the officers shall be fixed from time to time by the Board. The appointment of an officer shall not of itself create contract rights.

Section 5. Resignation or Removal. Any officer of this Corporation may resign at any time by giving notice to the Board in any manner and by any means permitted under the Washington Business Corporation Act. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

The Board, by majority vote of the entire Board, may remove any officer or agent appointed by it, with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6. Vacancies. If any office becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term.

ARTICLE V

Certificates of Shares and Their Transfer

Section 1. Issuance; Certificates of Shares. No shares of this Corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Certificates for shares of this Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

a. The name of this Corporation and that this Corporation is organized under the laws of the State of Washington;

b. The name of the person to whom issued; and

c. The number and class of shares and the designation of the series, if any, which such certificate represents.

The certificate shall be signed by original or facsimile signature of two (2) officers of this Corporation, and the seal of this Corporation may be affixed thereto.

Section 2. Transfer of Stock. Shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same on the books of this Corporation, signed by the record holder of the certificate. The shares shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed.

Section 3. Loss or Destruction of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board shall prescribe.

Section 4. Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If no record date is fixed for such purposes, the date on which notice of the meeting is communicated by any means permitted by the Washington Business Corporation Act or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

Section 5. Voting Record. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address, or, provided such shareholder has consented to receipt of electronic notice pursuant to the Washington Business Corporation Act, the electronic address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

ARTICLE VI

Books and Records

Section 1. Books of Accounts, Minutes, and Share Register. This Corporation:

a. Shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of this Corporation;

b. Shall maintain appropriate accounting records;

c. Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses, and electronic addresses for those shareholders who have consented to receipt of electronic notice pursuant to the Washington Business Corporation Act, of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

d. Shall keep a copy of the following records at its principal office:

(1) The Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(2) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

(3) The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

(4) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of this Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(5) All written and electronic communications to shareholders generally within the past three (3) years;

(6) A list of the names and business addresses of its current directors and officers; and

(7) Its most recent annual report delivered to the Secretary of State of Washington.

Section 2. Copies of Resolutions. Any person dealing with this Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the President or Secretary.

ARTICLE VII

Indemnification of Officers, Directors, Employees and Agents

Section 1. Definitions. As used in this Article:

a. “Act” means the Washington Business Corporation Act, now or hereafter in force.

b. “Agent” means an individual who is or was an agent of this Corporation or an individual who, while an agent of this Corporation, is or was serving at this Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Agent” includes, unless the context requires otherwise, the estate or personal representative of an agent.

c. “Corporation” means this Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

d. “Director” means an individual who is or was a director of this Corporation or an individual who, while a director of this Corporation, is or was serving Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

e. “Employee” means an individual who is or was an employee of this Corporation or an individual, while an employee of this Corporation, is or was serving at this Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Employee” includes, unless the context requires otherwise, the estate or personal representative of an employee.

f. “Expenses” means all expenses incurred in connection with any proceeding, including without limitation fees and expenses of counsel.

g. “Indemnitee” means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of this Corporation, and who possesses indemnification rights pursuant to the Articles, these Bylaws, or other corporate action. “Indemnitee” includes the heirs, executors, and other successors in interest of such individuals.

h. “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

i. “Officer” means an individual who is or was an officer of this Corporation or an individual who, while an officer of this Corporation, is or was serving at this Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.

j. “Party” includes an individual who was, is, or is threatened to be named a defendant or respondent in a proceeding.

k. “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

Section 2. Indemnification Rights of Directors, Officers, Employees and Agents. This Corporation shall indemnify its Directors, Officers, Employees and Agents to the full extent permitted by applicable law as then in effect against liability arising out of a Proceeding to which such individual was made a party because the individual is or was a Director, Officer, Employee or Agent of this Corporation. This Corporation shall advance Expenses incurred by such persons who are parties to a Proceeding in advance of final disposition of the Proceeding, as provided herein.

Section 3. Procedure for Seeking Indemnification and/or Advancement of Expenses.

a. Notification and Defense of Claim. Indemnitee shall promptly notify this Corporation in writing of any Proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give this Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

With respect to any such Proceeding as to which Indemnitee has notified this Corporation:

(1) This Corporation will be entitled to participate therein at its own expense; and

(2) Except as otherwise provided below, to the extent that it may wish, this Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee’s consent to such counsel may not be unreasonably withheld.

After notice from this Corporation to Indemnitee of its election to assume the defense, this Corporation will not be liable to Indemnitee under this Article for any Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such Proceeding, at Indemnitee’s expense. Notwithstanding the foregoing, the fees and Expenses of Indemnitee’s counsel shall be at the expense of this Corporation if:

(a) The employment of counsel by Indemnitee has been authorized by this Corporation;

(b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between this Corporation and Indemnitee in the conduct of such defense; or

(c) This Corporation shall not in fact have employed counsel to assume the defense of such Proceeding.

b. Exception for Proceedings Brought by or on Behalf of this Corporation. This Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of this Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between this Corporation and the Indemnitee in the conduct of the defense.

c. Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitutes an “Indemnification Statement”).

Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and this Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty (60)-calendar day period it shall be determined by this Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based, and may be given in any manner and by any means permitted under the Washington Business Corporation Act.

At the election of the President, the foregoing determination may be made by either: (1) the consent of the shareholders owning a majority of the stock in this Corporation; given in any manner and by any means permitted under the Washington Business Corporation Act; (2) a committee chosen by consent, given in any manner and by any means permitted under the Washington Business Corporation Act, of a majority of the directors of this Corporation, and consisting solely of two (2) or more directors not at the time parties to the Proceeding; or (3) as provided by RCW 23B.08.550, as amended.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

d. Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of Expenses in advance of a final disposition of the Proceeding must furnish this Corporation, as part of the Indemnification Statement:

(1) A written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

(2) A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

If this Corporation determines that indemnification is authorized, the Indemnitee’s request for advance of Expenses shall be granted.

e. Settlement. This Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding without Corporation’s consent. This Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s consent. Neither this Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

Section 4. Contract and Related Rights.

a. Contract Rights. The right of an Indemnitee to indemnification and advancement of Expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with this Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible Proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

b. Optional Insurance, Contracts, and Funding. This Corporation may:

(1) Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not this Corporation would have power to indemnify the individual against the same liability under RCW 23B.08.510 or .520, or a successor statute;

(2) Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

(3) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

c. Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

d. Right of Indemnitee to Bring Suit. If (1) a claim under this Article for indemnification is not paid in full by this Corporation within sixty (60) days after a written claim has been received by this Corporation, or (2) a claim under this Article for advancement of Expenses is not paid in full by this Corporation within twenty (20) days after a written claim has been received by this Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the Expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.

Neither: (1) the failure of this Corporation (including its Board, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such Proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by this Corporation (including its Board, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the Proceeding or create a presumption that the Indemnitee is not so entitled.

Section 5. Exceptions. Any other provision herein to the contrary notwithstanding, this Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify or advance Expenses to Indemnitee with respect to any Proceeding:

a. Claims Initiated by Indemnitee. Initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other statute or law or as otherwise required under the statute; but such indemnification or advancement of Expenses may be provided by this Corporation in specific cases if the Board finds it to be appropriate.

b. Lack of Good Faith. Instituted by Indemnitee to enforce or interpret these Bylaws, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous.

c. Insured Claims. For which any of the Expenses for which indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by this Corporation.

d. Prohibited by Law. If this Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses. For example, this Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that this Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of this Corporation’s right to indemnify Indemnitee.

ARTICLE VIII

Amendment of Bylaws

Section 1. By the Shareholders. These Bylaws may be amended or repealed at any regular or special meeting of the shareholders if notice of the proposed amendment is contained in the notice of the meeting.

Section 2. By the Board. These Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting. However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

ARTICLE IX

Rules of Order

The rules contained in the most recent edition of Robert’s Rules of Order, newly revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or other rules of order of this Corporation.